EXHIBIT 99.1

Superconductor Technologies Reports First Quarter 2013 Results

- Establishing a customer pipeline of committed projects and order backlog -

AUSTIN, Texas, May 8, 2013 (GLOBE NEWSWIRE) -- Superconductor Technologies Inc. (STI) (Nasdaq:SCON), a world leader in the development and production of high temperature superconducting (HTS) materials and associated technologies, reported results for the quarter ended March 30, 2013.

"We are executing our strategy to commercialize Conductus® wire by establishing a diversified customer base with a variety of superconducting needs," said Jeff Quiram, STI's president and chief executive officer. "STI entered 2013 positioned to begin pilot production. On April 23rd, we announced receipt of purchase orders from several strategic customers that are qualifying Conductus wire in specific product designs. Since that announcement, our order backlog has continued to grow. Targeting near-term and existing applications, we have aligned our 2013 production output to fulfill purchase orders for customers actively producing superconducting products. Looking ahead, our current orders and other commitments will consume all of the wire we can produce at least until the third quarter of 2013."

"Our top priority is to ship Conductus wire to customers to complete product evaluations. We remain intensely focused on turning up our pilot RCE machine to produce longer lengths of wire for the existing customer purchase orders and tests. Most of the pending customer orders are for wire that attains critical current of 250 amperes (amps) to 400 amps per centimeter-width. In addition, we continue to focus efforts on producing lengths of wire that provide a critical current of 500 amps per centimeter-width for our most demanding present commitment, the cable demonstration project. The remainder of 2013 will be used to implement our plans to produce Conductus wire on a commercial scale in 2014," Quiram concluded.

STI's first quarter 2013 net revenues from our wireless business, which is unrelated to our strategic wire initiative discussed above, were $776,000, which compare to revenue of $1.1 million in the fourth quarter of 2012 and $399,000 in the first quarter of 2012. Net loss for the first quarter of 2013 was $2.4 million, or a loss of $0.58 per basic and diluted share, compared to a net loss of $2.3 million, or a net loss of $0.65 per basic and diluted share, in the fourth quarter of 2012, and a net loss of $3.0 million, or a loss of $1.01 per basic and diluted share, in the first quarter of 2012.

As of March 30, 2013, STI had $1.7 million in cash and cash equivalents. Subsequent to the end of the first quarter of 2013, STI received net proceeds of $1.95 million from a registered direct offering of common stock and warrants.

Investor Conference Call

STI will host an investor conference call and simultaneous webcast today, May 8th, at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time. The call will be accessible live by dialing 1-888-549-7750 at least 10 minutes before the start of the conference. International participants may dial 1-480-629-9770. The conference ID is 4616129. The call will be webcast and can be accessed from the "Investor Relations" section of the company's website at http://www.suptech.com. A telephone replay will be available until midnight ET on May 13th by dialing 1-800-406-7325 or 1-303-590-3030, and entering pass code 4616129. A replay will also be available at the web address above.

About Superconductor Technologies Inc. (STI)

Superconductor Technologies Inc., headquartered in Austin, TX, has been a world leader in HTS materials since 1987, developing more than 100 patents as well as proprietary trade secrets and manufacturing expertise. For more than a decade, STI has been providing innovative interference elimination and network enhancement solutions to the commercial wireless industry. The company is currently leveraging its key enabling technologies, including RF filtering, HTS materials and cryogenics to develop energy efficient, cost-effective and high performance second generation (2G) HTS wire for existing and emerging power applications, to develop applications for advanced RF wireless solutions and innovative adaptive filtering, and for government R&D. Superconductor Technologies Inc.'s common stock is listed on the NASDAQ Capital Market under the ticker symbol "SCON." For more information about STI, please visit http://www.suptech.com.

Safe Harbor Statement

Statements in this press release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors, which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include, but are not limited to: our limited cash and a history of losses; the limited number of potential customers; the limited number of suppliers for some of our components and our HTS wire; there being no significant backlog from quarter to quarter; our market being characterized by rapidly advancing technology; overcoming technical challenges in attaining milestones to develop and manufacture commercial lengths of our HTS wire; customer acceptance of our HTS wire; fluctuations in product demand from quarter to quarter; the impact of competitive filter products, technologies and pricing; manufacturing capacity constraints and difficulties; our ability to raise sufficient capital to fund our operations (whether through registered direct offerings or otherwise), and the impact on our strategic wire initiative of any inability to raise such funds; the impact of any such financing activity on the level of our stock price, which may decline in connection with the sales under registered direct offerings or otherwise; the dilutive impact of any issuances of securities to raise capital; and local, regional, and national and international economic conditions and events and the impact they may have on us and our customers, such as the current worldwide recession.

Forward-looking statements can be affected by many other factors, including, those described in the "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of STI's Annual Report on Form 10-K for the year ended December 31, 2012 and in STI's other public filings. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

Investor Relations Contact
Cathy Mattison or Kirsten Chapman
LHA   +1-415-433-3777   invest@suptech.com

– Tables to Follow –

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 30, 2013	March 31, 2012

Net revenues:
Commercial product revenues	$776,000	$344,000
Government and other contract revenues	--	55,000

Total net revenues	776,000	399,000

Costs and expenses:
Cost of commercial product revenues	226,000	844,000
Cost of government and other contract revenue	--	52,000
Research and development	1,438,000	1,161,000
Selling, general and administrative	1,345,000	1,348,000

Total costs and expenses	3,009,000	3,405,000

Loss from operations	(2,233,000)	(3,006,000)

Other Income and Expense
Loss in joint venture investment in Resonant LLC	(182,000)	--
Other income	6,000	16,000
Interest income	1,000	2,000

Net loss	$ (2,408,000)	$ (2,988,000)

Basic and diluted net loss per common share	$ (0.58)	$ (1.01)

Basic and diluted weighted average number of common shares outstanding	4,152,036	2,964,811

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 30,	December 31,
	2013	2012
	(Unaudited)	(See Note)
ASSETS

Current Assets:
Cash and cash equivalents	$1,656,000	$3,634,000
Accounts receivable, net	342,000	122,000
Inventory, net	145,000	51,000
Prepaid expenses and other current assets	228,000	315,000
Total Current Assets	2,371,000	4,122,000

Property and equipment, net of accumulated depreciation of $19,657,000 and $19,445,000, respectively	6,202,000	6,242,000
Patents, licenses and purchased technology, net of accumulated amortization of $2,383,000 and $2,367,000, respectively	817,000	889,000
Other assets	562,000	776,000
Total Assets	$9,952,000	$12,029,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$630,000	$603,000
Accrued expenses	609,000	460,000
Total Current Liabilities	1,239,000	1,063,000
Other long term liabilities	663,000	674,000
Total Liabilities	1,902,000	1,737,000

Commitments and contingencies-Notes 5 and 6

Stockholders' Equity:
Preferred stock, $.001 par value, 2,000,000 shares authorized, 536,520 and 564,642 shares issued and outstanding, respectively	1,000	1,000
Common stock, $.001 par value, 250,000,000 shares authorized, 4,237,457 and 4,193,690 shares issued and outstanding, respectively	4,000	4,000
Capital in excess of par value	272,397,000	272,231,000
Accumulated deficit	(264,352,000)	(261,944,000)
Total Stockholders' Equity	8,050,000	10,292,000
Total Liabilities and Stockholders' Equity	$9,952,000	$12,029,000

Note – December 31, 2012 balances were derived from audited financial statements.

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 30, 2013	March 31, 2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (2,408,000)	$ (2,988,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	234,000	66,000
Stock-based compensation expense	166,000	321,000
Write-off of intangibles	79,000	--
Provision for excess and obsolete inventories	--	92,000
Gain on disposal of property and equipment	(6,000)	(15,000)
Equity (income) loss from Resonant LLC	182,000	--
Changes in assets and liabilities:
Accounts receivable	(220,000)	(119,000)
Inventories	(94,000)	161,000
Prepaid expenses and other current assets	87,000	37,000
Patents and licenses	(23,000)	30,000
Other assets	32,000	2,000
Accounts payable, accrued expenses and other current liabilities	165,000	237,000
Net cash used in operating activities	(1,806,000)	(2,176,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(178,000)	(966,000)
Net proceeds from the sale of property and equipment	6,000	15,000
Net cash used in investing activities	(172,000)	(951,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of common shares for withholding obligations	--	(129,000)
Net proceeds from the sale of common stock	--	6,621,000
Net cash provided by financing activities	--	6,492,000

Net decrease in cash and cash equivalents	(1,978,000)	3,365,000
Cash and cash equivalents at beginning of period	3,634,000	6,165,000
Cash and cash equivalents at end of period	$1,656,000	$9,530,000